UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2026
CPI CARD GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37584		26-0344657
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

CPI Card Group Inc.
10368 W. Centennial Road
	Littleton,	CO	80127
	(Address of principal executive offices)		(Zip Code)
(720) 681-6304
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On September 10, 2026, CPI Card Group Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Tricor Pacific Capital Partners (Fund IV), Limited Partnership and Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership (the “Selling Stockholders”) and B. Riley Securities, Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the public offering (the “Offering”) of an aggregate of 2,337,323 shares of common stock of the Company by the Selling Stockholders.

In addition, under the terms of the Underwriting Agreement, the Selling Stockholders granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 350,598 shares of common stock of the Company. The Underwriters exercised in full this option to purchase additional shares on September 11, 2026.

The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company, the Selling Stockholders and the Underwriters, as well as termination and other customary provisions.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-259511) that was declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission on September 22, 2021, and a related prospectus supplement dated September 10, 2026.

The Offering closed on September 14, 2026. The Company did not sell any securities in the Offering and will not receive any proceeds from the sale of the shares offered by the Selling Stockholders.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Underwriting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Underwriting Agreement. They are not intended to provide any other factual information about the Company or its subsidiaries or affiliates or equity holders. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties is subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Company or its subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are included herewith:

Exhibit	Description
1.1
Underwriting Agreement, dated September 10, 2026, among CPI Card Group Inc., Tricor Pacific Capital Partners (Fund IV), Limited Partnership and Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership and B. Riley Securities, Inc. as representative of the several underwriters named therein

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: September 14, 2026	By:	/s/ Darren Dragovich
	Name:	Darren Dragovich
	Title:	Chief Legal and Compliance Officer